                                                                     EXHIBIT 4.9


                                                                       NO. CSW-3

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, EXCEPT AS PROVIDED HEREIN, MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT EXCEPT PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                        WARRANT TO PURCHASE COMMON STOCK

Company:                  Handspring, Inc., a Delaware corporation

Number of Shares:         150,000

Class of Stock:           Common Stock

Initial Exercise Price:   $0.719 per share, representing the average closing
                          price per share over the ten (10) trading day period preceding the Issue Date

Issue Date:               March 17, 2003

Expiration Date:          March 17, 2010

      This Warrant certifies that, for good and valuable consideration, EOP-Industrial Portfolio, L.L.C., a Delaware limited liability company (the "HOLDER"), is entitled to purchase from the corporation named above (the "COMPANY"), from the Issue Date until 5:00 p.m. Pacific time on the Expiration Date, the number of fully paid and nonassessable shares of the class of stock (the "SHARES") of the Company at the Initial Exercise Price per Share (the "WARRANT PRICE"), all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

      1.    EXERCISE.

            1.1 METHOD OF EXERCISE. The Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless the Holder is exercising the election set forth in Section 1.2, this Warrant may be exercised in whole or in part and the Holder shall make payment therefore either by delivery to the Company of a check for the aggregate Warrant Price for the Shares being purchased, or by cancellation of indebtedness owed by the Company to the Holder, or by a combination of the foregoing.

            1.2 NET EXERCISE ELECTION. The Holder may elect to exercise all or a portion of this Warrant, without the payment by the Holder of any additional consideration, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

                                   X = Y (A-B)
                                       ------
                                        A

Where:      X =   the number of Shares to be issued to the Holder pursuant to this Section 1.2.

            Y = the number of Warrant Shares as to which this Warrant is then being net exercised.

            A = the fair market value of one Share shall be the closing price per share of the Company's Common Stock quoted on the Nasdaq National Market, or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date the net exercise election is made pursuant to this Section 1.2; if there does not exist a public market for the Company's Common Stock at the time of such exercise, the fair market value of one Share shall be as determined by the Company's Board of Directors in good faith and communicated in writing to Holder upon Holder's request.

            B =   the Warrant Price.

            1.3 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

            1.4 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (but without the requirement of a bond in the case where the Warrant is held by the initial Holder) or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

            1.5   SALE, MERGER, CONSOLIDATION OR LIQUIDATION OF THE COMPANY.

                  1.5.1 Acquisition. For the purpose of this Warrant, "ACQUISITION" means (a) any sale or exchange of the capital stock by the stockholders of the Company in one transaction or series of related transactions where more than 50% of the outstanding voting power of the Company is acquired by a person or entity or group of related persons or entities; or (b) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "COMBINATION TRANSACTION") in which the Company is a constituent corporation or is a party if, as a result of such Combination Transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such Combination Transaction do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess at least fifty percent (50%) of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction; or (c) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders.

                  1.5.2 Assumption of Warrant. Upon the closing of (a) any Combination Transaction that is not an Acquisition or (b) any Acquisition where the consideration for the Acquisition to be received by the Company's stockholders in exchange for their capital stock of the Company consists solely of stock or other securities of the acquirer or any entity affiliated with the acquirer, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities or other consideration as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for such Combination Transaction or Acquisition, as the case may be, and subsequent closing thereof. The Warrant Price shall be adjusted accordingly.

                  1.5.3 Termination of Warrant. In the case of (a) an Acquisition where the consideration for the Acquisition to be received by the Company's stockholders in exchange for their capital stock of the Company consists of cash or a combination of cash and securities and/or other property of the acquirer or any entity affiliated with the acquirer or (b) the proposed liquidation and dissolution of the Company, the Company shall give Holder at least twenty (20) days advance written notice of such event (the "COMPANY NOTICE"), which notice shall include the Company's best estimate of the per Share price receivable upon the occurrence of the event set forth in (a) or (b) above and the proposed date upon which such event is expected to occur. During such notice period, Holder may exercise this Warrant in accordance with its terms, and may make such exercise contingent upon the happening of such event and/or the existence of a minimum value of the Shares receivable upon exercise as provided on Holder's exercise notice; provided that such minimum value shall be no greater than the per share price set forth in the Company Notice. Subject to prior exercise as provided in the preceding sentence, this Warrant will terminate at 5:00 p.m. Pacific time on the day prior to the date such event is expected to occur as set forth in the Company Notice; provided that (a) the Company Notice of the proposed event is actually received by the Holder, as evidenced by a return receipt of certified mail delivery, a certificate of delivery by hand delivery or written verification of delivery from the overnight courier, and (b) the event actually occurs.

      2.    ADJUSTMENTS TO THE SHARES.

            2.1 COMMON STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of the Company's Common Stock payable in shares of the Company's Common Stock or subdivides or combines the outstanding shares of the Company's Common Stock, then upon exercise of this Warrant, the Holder shall receive, without cost to the Holder, the total number of shares of Common Stock to which the Holder would have been entitled had the Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.

            2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant (other than an Acquisition or a stock dividend, split, combination or other distribution), the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to the Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, appropriate adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant.

            2.3 ADJUSTMENTS OF WARRANT PRICE. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are divided by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

            2.4 ADJUSTMENT IS CUMULATIVE. The provisions of this Section 2 shall similarly apply to successive stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

            2.5 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

            2.6 NOTICE OF CERTAIN EVENTS. In case of any Acquisition or of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then in each such event the Company shall cause to be given to the Holder at least twenty (20) days prior notice of such event. The Company recognizes and acknowledges that Equity Office Properties Trust, a Maryland real estate investment trust ("EOPT") and an affiliate of the initial Holder, intends to qualify as a "real estate investment trust" for purposes of the Internal Revenue Code of 1986, as amended, and that maintaining such status is of material concern to EOPT and the initial Holder. Accordingly, the Company represents and warrants to Holder that as of the date hereof, the shares of Common Stock of the Company deliverable on the exercise of this Warrant do not constitute ten percent (10%) or more of either (i) the total voting power or (ii) the total value of the current outstanding securities of the Company. The Company shall notify Holder in writing at least twenty (20) days in advance of any redemption, repurchase, or other actions taken by the Company or any other person, including but not limited to any additional issuances or adjustments made pursuant to any provisions of this Warrant, in each case which would cause the shares of Common Stock of the Company deliverable on the exercise of this Warrant to constitute ten percent (10%) or more of either (i) the total voting power or (ii) the total value of the outstanding securities of the Company. For purposes of this Section 2.6, the term "securities" shall have the meaning used for such term in the Investment Company Act of 1940, as amended, and the term "value" shall mean, with respect to securities for which market quotations are readily available, the market value of such securities and, with respect to any other securities, the fair value of such securities.

            2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

      3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

            3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that: (a) the Company has all requisite power and authority to enter into and perform its obligations under this Warrant; (b) as of the date hereof, there are 1,000,000,000 shares of Common Stock of the Company authorized, of which 147,140,955 shares are issued and outstanding; (c) the execution and delivery by the Company of the Warrant and the performance of all obligations of the Company hereunder have been duly authorized by all necessary board and stockholder actions; and (d) all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

            3.2   REGISTRATION RIGHTS.

                  3.2.1 Certain Definitions. For purposes of this Section 3.2:

                        (a) Registration. The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement.

                        (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means (i) the Shares that are issuable to the Holder upon exercise of the Warrant, and (ii) any shares of the Company's Common Stock that may be issued as a dividend or other distribution (including shares of the Company's Common Stock issued in a subdivision and split of the Company's outstanding Common Stock) with respect to, or in exchange for, or in replacement of, shares of the Company's Common Stock described in clauses (i) or (ii) of this Section 3.2.1(b); excluding in all cases, however, from the definition of "Registrable Securities" any such shares of the Company's Common Stock that are: (w) registered under the Securities Act other than pursuant to a registration statement filed pursuant to this Warrant; (x) transferred by a person in a transaction in which rights under this Warrant with respect to such shares of the Company's Common Stock are not assigned in accordance with the terms of this Warrant; (y) sold pursuant to a registration statement filed pursuant to this Warrant; or (z) sold pursuant to

Rule 144 promulgated under the Securities Act or otherwise sold to the public. Except as provided in clause (ii) of the first sentence of this Section 3.2.1(b), without limitation, the term "Registrable Securities" does not include any shares of the Company's Common Stock that were not issued in connection with the exercise of this Warrant.

                        (c) Form S-3. The term "FORM S-3" means a registration statement filed under Form S-3 under the Securities Act, as such is in effect at the Issue Date, or any successor form of registration statement under the Securities Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of a substantial amount of information by reference to other documents filed by the Company with the SEC.

                        (d) Rule 415. The term "RULE 415" means Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

                  3.2.2 Form S-3 Shelf Registration.

                        (a) Filing and Registration Period. Subject to the terms and conditions of this Warrant, no later than May 29, 2003, and consistent with the requirements of applicable law, the Company shall prepare and file with the SEC a registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the then outstanding Registrable Securities (the "SHELF REGISTRATION"). The Company shall use commercially reasonable efforts to have such Shelf Registration declared effective no later than July 29, 2003 and to keep the Shelf Registration continuously effective under the Securities Act for a continuous period of time (such period of time being hereinafter called the "REGISTRATION PERIOD") commencing on the date the Shelf Registration is declared effective under the Securities Act by the SEC and ending on the date that is the second anniversary of the Issue Date. The Company shall have no duty or obligation to keep the Shelf Registration effective after the expiration of the Registration Period.

                        (b)   Supplements and Amendments. During the
Registration Period, the Company shall supplement and amend the Shelf Registration, if, as and when required by the Securities Act, the rules and regulations promulgated thereunder or the rules, regulations or instructions applicable to Form S-3.

                        (c) Manner of Sales. Any sale of Registrable Securities pursuant to a Shelf Registration under this Section 3.2.2 may only be made in accordance with the method or methods of distribution of such Registrable Securities that are described in the registration statement for the Shelf Registration, based on information provided by the Selling Holders under
Section 3.2.7 and permitted by such form of registration statement. Any sale of Registrable Securities pursuant to a Shelf Registration under this Section 3.2.2 must be made in compliance with applicable prospectus delivery requirements.

                        (d) No Underwritings. No sale of Registrable Securities under any Shelf Registration effected pursuant to this Section 3.2.2 may be effected pursuant to any underwritten offering without the Company's prior written consent, which may be withheld in its sole and absolute discretion.

                        (e) Restrictions on Sale. Holder acknowledges and agrees that any sale of Registrable Securities under any Shelf Registration effected pursuant to this Section 3.2.2 must be pre-cleared with the Company's General Counsel in order to ensure that there is no material undisclosed corporate information that could render such Shelf Registration inaccurate.

                  3.2.3 Limitations. Notwithstanding the provisions of Section
3.2.2 above, the Company shall not be obligated to effect any registration, qualification or compliance of Registrable Securities pursuant to Section 3.2.2 of this Warrant, and the Holder shall not be entitled to sell Registrable Securities pursuant to any registration statement filed under Section 3.2.2 of this Warrant, as applicable:

                        (f) if Form S-3 is not then available for such offering by the Holder provided, that if such form is not available, the Company shall use commercially reasonable efforts to become eligible to use such form and the Registration Period shall be extended for such period of time that such form is not available, but only if all of Holder's Registrable Securities may not be resold in a three month period pursuant to Rule 144;

                        (g) if the Company shall furnish to the Holder a certificate signed by an officer of the Company stating that, in the good faith judgment of such officer, it would be detrimental to the Company and its stockholders for sales under the Registration Statement to occur at such time, due, for example, to the existence of a material development or potential material development involving the Company, which the Company would be obligated to disclose in the prospectus contained in the Shelf Registration, which disclosure would, in the good faith judgment of such officer, be premature or otherwise inadvisable at such time or would have a material adverse affect upon the Company and its stockholders, in which event the Company will have the right to suspend the use of the Registration Statement for a period of not more than thirty (30) days pursuant to this Section 3.2.3(b), provided that in the event that the Registration Statement is suspended by the Company pursuant to this
Section 3.2.3(b), then the Company shall extend the Registration Period hereunder by the number of days that the Registration Statement was suspended;

                        (h) if the Company's Common Stock ceases to be publicly traded;

                        (i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction; or

                        (j) if the SEC refuses to declare such registration effective due to the participation of any particular Holder in such registration (unless such Holder withdraws all such Holder's Registrable Securities from such registration statement); or if the manner in which any Registrable Securities are proposed to be disposed of pursuant to the Shelf

Registration is not included within the plan of distribution set forth in the prospectus for the Shelf Registration.

                  3.2.4 Shares Otherwise Eligible for Resale. Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect or continue to keep effective any such registration, registration statement, qualification or compliance with respect to the Registrable Securities held by any particular Holder:

                        (k) if all of the Registrable Securities then held by such Holder may be resold by such Holder within a three month period without registration under the Securities Act pursuant to the provisions of Rule 144 promulgated under the Securities Act (or successor provisions), or otherwise; or

                        (l)   after expiration or termination of the
Registration Period.

                  3.2.5 Expenses. The Company shall pay all expenses incurred in connection with any registration effected by the Company pursuant to this Warrant (excluding brokers' discounts and commissions), including, without limitation, all filing, registration and qualification, printers', legal (including, the reasonable fees and expenses of one counsel for all Holders as a group) and accounting fees.

                  3.2.6 Obligations of Company. Subject to Sections 3.2.2, 3.2.3 and 3.2.4 above, when required to effect the registration of any Registrable Securities under the terms of this Warrant, the Company will, as expeditiously as reasonably possible:

                        (m) furnish to each of the Holders such number of copies of the prospectus for the Shelf Registration, including a preliminary prospectus (and amendments or supplements thereto), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

                        (n) notify each Holder of Registrable Securities promptly and, if requested by such Holder, confirm such notification in writing promptly (i) when the registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for any post-effective amendments or supplements to a registration statement that has become effective,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by the Company that a post-effective amendment to a registration statement would be appropriate;

                        (o) use all reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as will be reasonably requested by the Holders; provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction;

and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, including the National Association of Securities Dealers as may be necessary by virtue of the business and operations of the Company; provided that the Company will not be required to
(A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (B) subject itself to taxation in any jurisdiction, or (C) consent to general service of process in any such jurisdiction except as may be required by the Securities Act;

                        (p) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market and each securities exchange on which similar securities issued by the Company are then listed; and

                        (q) upon the request of any Holder, promptly provide the name, address and other contact information regarding the Company's transfer agent for the Registrable Securities and the CUSIP number for the Registrable Securities.

                  3.2.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section
3.2 that any selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition and plan of distribution of such Registrable Securities as shall be required to timely effect the registration of their Registrable Securities.

                  3.2.8 Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any registration that is the subject of this Warrant as the result of any controversy that might arise with respect to the interpretation or implementation of this Warrant.

                  3.2.9 Indemnification.

                        (r) By the Company. To the extent permitted by law, the Company will indemnify, defend and hold harmless each Holder and its directors, officers and each person, if any, who controls Holder with the meaning of the Securities Act, against any losses, claims, damages, or liabilities (joint or several) or actions in respect thereof, including any of the foregoing incurred in a settlement of any litigation, commenced or threatened, or to which such Holder may otherwise become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"):

                              (i)   any untrue statement or alleged untrue
statement of a material fact contained in a registration statement filed by the Company pursuant to this Warrant pursuant to which Registrable Securities are sold, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                              (ii)  the omission or alleged omission to state in
such registration statement, preliminary prospectus or final prospectus or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                              (iii) any Violation or alleged Violation by the
Company of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering of Registrable Securities covered by such registration statement;

provided, however, that the indemnity agreement contained in this Section 3.2.9(a) shall not apply to (A) any losses, claims, damages or liabilities (or actions in respect thereto) insofar as such Violation occurs in reliance upon and in conformity with information furnished in writing by any Holder for use in connection with such registration; (B) amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld); or (C) any losses, claims, damages or liabilities (or actions in respect thereto) insofar as such Violation results from Holder's failure to comply with the terms and conditions of Sections 3.2.2(c) or (e).

                        (s) By the Holder. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation (i) occurs in reliance upon and in conformity with information furnished in writing by such Holder for use in connection with such registration or (ii) results from Holder's failure to comply with the terms and conditions of Sections 3.2.2(c) or (e). Each selling Holder's liability pursuant to this Section 3.2.9(b) shall be limited to an amount equal to the net proceeds received by such selling Holder pursuant to sales under the registration statement.

                        (t) Notice. Promptly after receipt by an indemnified party under this Section 3.2.9 of notice of the commencement of any action (including any governmental action) against such indemnified party, such indemnified party will, if a claim for indemnification or contribution in respect thereof is to be made against any indemnifying party under this Section 3.2.9, deliver to the indemnifying party a written notice of the commencement thereof and, if the indemnifying party is the Company, the Company shall have the right and obligation to control the defense of such action, and if the Company fails to defend such action it shall indemnify and promptly reimburse the selling Holders for any reasonable attorneys' fees and other expenses reasonably incurred by them in connection with investigating or defending such action; provided, however, that: (i) the Company shall also have the right, at its option, to assume and control the defense of any action with respect to which the Company or any person entitled to be indemnified by the selling Holders under Section 3.2.9(b) is entitled to indemnification from the selling Holders; (ii) the indemnified party or parties shall have the right to participate at its own expense in the defense of such action and (but only to the extent agreed in writing with the Company and any other indemnifying party similarly noticed) to assume the defense thereof with counsel mutually satisfactory to the parties; and (iii) an indemnified party shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.2.9, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 3.2.9.

                        (u) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended or supplemented prospectus on file with the SEC and effective at the time the sale of Registrable Securities under such registration statement occurs (the "AMENDED PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Amended Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage in the action giving rise to indemnity claims under this Section 3.2.9, at or prior to the time such action is required by the Securities Act.

                        (v) Survival. The obligations of the Company and any Holders under this Section 3.2.9 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Warrant, and otherwise.

                  3.2.10 Duration and Termination of Company's Obligations. The Company will have no obligations pursuant to Section 3.2.2 of this Warrant to maintain or continue to keep effective any registration or registration statement pursuant hereto: (a) after the expiration or termination of the Registration Period; (b) with respect to a particular Holder if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by such Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144 promulgated under the Securities Act or otherwise; or (c) if all Registrable Securities have been registered and sold pursuant to a registration effected pursuant to this Warrant and/or have been transferred in transactions in which registration rights hereunder have not been assigned in accordance with this Warrant.

            3.3 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 and any other rule or regulations of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Issue Date.

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

      4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

            4.1 REPRESENTATIONS. The Holder hereby represents and warrants to the Company as follows: The Holder is a sophisticated investor having such knowledge and experience in business and investment matters that the Holder is capable of protecting the Holder's own interests in connection with the acquisition, exercise or disposition of this Warrant. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. The Holder is aware that this Warrant and the Shares are being, or will be, issued to the Holder in reliance upon the Holder's representation in this Section 4 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act and of the conditions under which sales may be made thereunder. The Holder has received such information about the Company as the Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers the Holder has received from the Company with independent third parties to the extent the Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof thereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof thereof except under circumstances that will not result in a violation of the Act or any state securities laws.

            4.2 LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR LAW EXCEPT PURSUANT TO RULE 144 AND ANY STATE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            4.3   RESTRICTIONS ON TRANSFER.

                  4.3.1 Transfer Restrictions. The Holder may not transfer all or part of this Warrant without the prior written consent of the Company, which consent may be withheld at the sole and absolute discretion of the Company; except (i) in the case of a Holder who is a partnership or limited liability company, to a partner (including a limited partner) of such partnership or a member of such limited liability company; (ii) to any parent or majority-owned subsidiary of any Holder or parent of any Holder or any successor of any Holder or any parent of any Holder; (iii) to (x) any taxable REIT subsidiary of Equity Office Properties Trust, a Maryland real estate investment trust, or (y) Equity Office Properties Management Corp., a Delaware corporation, or any one of its subsidiaries; (iv) to the Amended and Restated Equity Office Properties Management Corp. Trust as of September 30, 2002, of which Equity Office Properties Management Corp. is the sole beneficiary; or (v) to any "affiliate" of a Holder (as defined in Rule 12b-2 of the Exchange Act). If transferring a part of this Warrant, such transfer must be in the amount of a warrant to purchase 25,000 shares or more and must be made by surrendering this Warrant with the assignment attached hereto as Exhibit B. The shares issuable upon exercise of this Warrant shall be freely transferable subject to Section 4.3.2.

                  4.3.2 Compliance with Securities Laws on Transfer. Subject to the provisions of Section 4.3.1, this Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company and the Company's transfer agent, as reasonably requested by the Company and the Company's transfer agent, it being understood and agreed that no legal opinion shall be required for transfers of the Warrant to the entities set forth in Section 4.3.1(i) through (v), inclusive.

      5.    GENERAL PROVISIONS.

            5.1 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

            All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked "Attention: General Counsel". Notices by facsimile shall be machine verified as received.

            5.2 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

            5.3 GOVERNING LAW. This Warrant will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

            5.4 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

            5.5 TITLES AND HEADINGS. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Warrant.

            5.6 SEVERABILITY. If any provision of this Warrant is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Warrant and the remainder of this Warrant shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Warrant. Notwithstanding the forgoing, if the value of this Warrant based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

            5.7 COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

            5.8 FACSIMILE SIGNATURES. This Warrant may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Warrant.

            5.9 AMENDMENT AND WAIVERS. This Warrant may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Warrant will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Warrant as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

            5.10 ENTIRE AGREEMENT. This Warrant and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Warrant, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       NO. CSW-3


WARRANT HOLDER:                                 COMPANY:


                                                /s/ Donna Dubinsky
                                               -----------------------------------------
EOP-INDUSTRIAL PORTFOLIO, L.L.C.,               HANDSPRING, INC.,
a Delaware limited liability company            a Delaware corporation

By:       EOP Operating Limited Partnership,             By:  /s/ William Slakey
          a Delaware limited partnership,                Name:    William Slakey
          its sole member                                Title:   VP, CFO

          By: Equity Office Properties Trust
          a Maryland real estate
          investment trust
          its general partner

            By: /s/ Bruce H. Burkard
            Name:  Bruce H. Burkard
            Title: Vice President - Leasing

Address:  c/o Equity Office Properties Trust    Address: 189 Bernardo Avenue

Two North Riverside Plaza, Suite 2100                    Mountain View, CA  94043

Chicago, IL  60606-2601

Attention to:  General Counsel                  Attention to: David Pine, General Counsel

Facsimile:     (312) 559-5021                   Facsimile:    (650) 230-5477




              [SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

                                                                       NO. CSW-3


                                   EXHIBIT A

                               NOTICE OF EXERCISE

                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

      1. The undersigned hereby elects to purchase ____________________ shares of the ____________________ Common Stock (the "SHARES") of Handspring, Inc. a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Common Stock with an Issue Date of ____________________ (the "WARRANT"), as follows:

      (Initial applicable method:)

      ____  a.    The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $__________.

      ____  b.    This exercise _____ is _____ is not contingent upon the
                  closing of the Acquisition or other event specified in the Company Notice to Holder in accordance with Section 1.5 of the Warrant received by Holder on ________________ and _____ is _____ is not contingent upon a sale price or fair market value for the Company's Common Stock in the Acquisition or other event of no less than the lesser of (a) $__________ per share or (b) the per share price set forth in the Company Notice.

      ____  c.    The undersigned tenders herewith payment of the purchase price of such Shares by cancellation of indebtedness of the Company to the undersigned in the amount of $________.

      ____  d.    The undersigned hereby elects to exercise the Warrant by the net exercise election pursuant to Section 1.2 of the Warrant.
                  This election is exercised with respect to __________ shares of Common Stock covered by the Warrant resulting in a net total of __________ Shares being issued to the undersigned.

      ____  e.    By a combination of the foregoing as indicated above or on the attached sheet.

      2. Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in
Section 4.1 of the attached Warrant.


                                             ___________________________________
                                             (Printed Name of Holder)


                                             ___________________________________
                                             ___________________________________
                                             ___________________________________
                                             Address:


                                             ___________________________________
                                             (Signature of Holder)

                                                                       NO. CSW-3


                                   EXHIBIT B

                                   ASSIGNMENT
                      (TO BE SIGNED ONLY UPON ASSIGNMENT)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the rights to purchase ______________ shares of Common Stock evidenced by the within Warrant, and appoints
______________________ to transfer the same on the books of ___________________
with the full power of substitution in the premises.


Date: _____________________________




NOTE: The signature of Holder must conform in all respects to the name of Holder as specified on the face of the Warrant without alteration, enlargement or any change whatsoever.